                                                                    Exhibit 10.2
                                                                    ------------





                              Employment Agreement


                                    between

                                 Avenue A, Inc.

                                      and

                                James A. Warner










                                                    Dated as of January 18, 2000

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated as of July 20, 2000, between Avenue A, Inc., a Washington corporation ("Avenue A"), and James A. Warner ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Executive will serve as President of iballs a wholly owned subsidiary of Avenue A and Avenue A desires to retain the services of Executive upon the terms and conditions set forth herein; and

     WHEREAS, Executive is willing to provide services to Avenue A upon the terms and conditions set forth herein;

                              A G R E E M E N T S:
                              - - - - - - - - - -

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Avenue A and Executive hereby agree as follows:

1.   EMPLOYMENT

     Avenue A will employ Executive and Executive will accept employment by Avenue A as the President of iballs, L.L.C, a wholly owned subsidiary of Avenue
A. During Executive's employment, Executive shall serve Avenue A faithfully and to the best of his ability, devoting substantially all his working time, attention and energies to the business of Avenue A. It is understood that Executive will serve as an outside director of LiveWave.com with the understanding that such service will average no more than 6 hours per month. Executive's status, duties and responsibilities shall be reasonably commensurate with his title, and he shall perform such duties as lawfully assigned to Executive and which are reasonably commensurate with such title. Executive shall not engage in any other business activity (except the management of personal investments and charitable and civic activities which in the aggregate do not interfere with the performance of Executive's duties hereunder) without first obtaining the written consent of Avenue A's CEO, such consent not to be unreasonably withheld.

2.   COMPENSATION

     During his employment, Avenue A will pay Executive an annual salary of not less than $250,000 paid semi-monthly. In addition, Executive has been granted a stock option for the purchase of 300,000 shares of the common stock of Avenue A, which is subject to four-year vesting and other conditions in accordance with the terms of the option letter agreement evidencing such option and the terms of the Avenue A, Inc. 1998 Stock Incentive Compensation Plan.

3.   BENEFITS

     Effective the first month following employment, and during the term of his employment, Executive will be entitled to participate in all benefit plans in which executives of iballs and Avenue A may participate including iball's health care benefits and Avenue A's 401k Savings Plan.

4.   TERMINATION

     Employment of Executive pursuant to this Agreement may be terminated as follows:

     4.1   By Avenue A

     With or without Cause (as defined below), Avenue A may terminate the employment of Executive at any time upon giving Notice of Termination (as defined below).

     4.2   By Executive

     Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     4.3   Automatic Termination

     This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total
                                                                          -----
disability" as used herein shall mean Executive's inability to perform the
----------
duties set forth in paragraph 1 hereof for a period or periods aggregating ninety (90) calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Board of Directors of Avenue A. Executive and Avenue A hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Executive's death occurs or (b) immediately upon a determination by the Board of Directors of Avenue A of Executive's total disability, as defined herein.

     4.4   Notice

     The term "Notice of Termination" shall mean at least thirty (30) days'
               ---------------------
written notice of termination, by either party, of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that Avenue A may, upon notice to Executive and
          --------  -------
without reducing Executive's compensation during such period, excuse Executive from any or all of his duties during such period. Such a reduction in duties shall not constitute "good reason" for voluntary termination so as to trigger termination payments in accordance with subparagraph 5.2. The effective date of the termination (the "Termination Date") of Executive's employment hereunder shall be the date on which such 30-day period expires.

5.   TERMINATION PAYMENTS AND ACCELERATION OF VESTING

     In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 5. Nothing in this Agreement shall be construed to restrict Executive's rights to exercise vested stock option shares as provided in any applicable stock option plan.

     5.1   Termination by Avenue A

     (a) Upon termination by Avenue A, Avenue A shall pay Executive any unpaid annual base salary at the rate of pay in effect at the time of termination (herinafter "Base Salary") through the Termination Date. Such payment will be made on the Termination Date or within 15 days thereafter.

     (b) If Avenue A terminates Executive's employment without Cause, as defined below, Executive shall be entitled to receive termination payments equal to six (6) months annual Base Salary, plus an additional three months Base Salary for each year in which the Executive has been employed with Avenue A, up to a total termination benefit of twelve (12) months annual Base Salary. This benefit is not contingent upon Executive remaining unemployed after leaving Avenue A. In addition, regardless of the length of Executive's employment with Avenue A, should Executive remain continuously unemployed after his termination from Avenue A, these monthly termination payments shall continue for as long as Executive remains continuously unemployed up to a maximum of a total of 12 months of termination payments. The following chart demonstrates how this benefit will work:

Time with Avenue A          Months continuously unemployed after      Benefit period
 before termination                   leaving Avenue A
 without cause
---------------------------------------------------------------------------------------
0-12 months                 0-6                                       6 months
---------------------------------------------------------------------------------------
0-12 months                 6-12                                      6-12 months
---------------------------------------------------------------------------------------
0-12 months                 12+                                       12 months
---------------------------------------------------------------------------------------
12-24 months                0-9                                       9 months
---------------------------------------------------------------------------------------
12-24 months                9-12                                      9-12 months
---------------------------------------------------------------------------------------
12-24 months                12+                                       12 months
---------------------------------------------------------------------------------------
24+ months                  0-12                                      12 months
---------------------------------------------------------------------------------------
24+ months                  12+                                       12 months
---------------------------------------------------------------------------------------

     The termination payments shall be calculated according to Executive's base salary as of the date of Notice of Termination and the termination payments will be paid semi-monthly in equal parts in accordance with the same time schedule that Avenue A or a Successor Company (as defined in Exhibit A hereto and incorporated by reference herein) makes its customary payroll. Avenue A or a Successor Company may deduct customary withholdings including social security, federal and state income taxes, and state disability insurance from these severance payments; however, any and all such obligations shall be Executive's responsibility. Avenue A will issue and file appropriate tax documents in connection with any termination payments. The termination payments described in this paragraph are expressly contingent upon Executive's signing upon termination a release in the form attached hereto as Exhibit B, and are further contingent upon Executive's full compliance with the terms of his Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement with Avenue A (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit C. In the event Executive were to materially breach this Confidentiality Agreement, his right to any termination payments under this paragraph shall be extinguished, Avenue A (and any Successor Company) shall cease payments, and Executive shall immediately return to Avenue A or to any Successor Company any termination payments already made. If Executive is terminated by either of Avenue A or any Successor Company for Cause, Executive shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (a) above.

     (c) If Avenue A terminates Executive's employment without Cause, as defined below, then (1) the portion of any Avenue A stock option held by Executive immediately prior to the Termination Date that is unvested shall automatically vest, immediately prior to the Termination Date, in an amount equal to the portion that would have vested during the one year period immediately following the Termination Date (assuming, for purpose of determining the amount, that no termination had occurred and Executive had continued Executive's employment with Avenue A during that one year period), and (2) the number of unvested shares, if any, held by Executive immediately prior to the Termination Date that were obtained on exercise of any Avenue A stock options that is equal to the number of such unvested shares that would have vested during the one year period immediately after the Termination Date (assuming, for purposes of determining the number, that no termination had occurred and Executive had continued Executive's employment with Avenue A during that one year period) shall, immediately prior to the Termination Date, automatically vest and be no longer subject to the right of repurchase in favor of Avenue A. If the one year anniversary of the Termination Date falls in the middle of a quarter for option or share vesting purposes, the vesting acceleration described above shall be pro rated for the actual number of days between the beginning of such quarter and the one year anniversary date. Any acceleration of vesting of stock options or of unvested shares pursuant to the terms of any stock option plan of Avenue A under which any stock option held by Executive is granted (a "Company Stock Option Plan") and any acceleration of vesting pursuant to any option letter agreement for any stock option for Avenue A common stock granted to Executive prior to or after the date of this Agreement (an "Option Agreement") shall not be limited by or be in lieu of any acceleration of vesting provided for pursuant to this Agreement, and any acceleration of vesting provided for pursuant to this Agreement shall not be limited by or be in lieu of any acceleration of vesting provided for pursuant to any Company Stock Option Plan or Option Agreement.

     5.2   Termination by Executive

     In the case of the termination of Executive's employment by Executive for "good reason," as defined below, Executive shall be entitled to the termination payments and accelerated vesting benefit as set forth in clauses 5.1(a), (b) and
(c), above. In the case of termination of Executive's employment by Executive for any other reason, Executive shall not be entitled to any termination payments or accelerated vesting benefit, other than as set forth in clause 5.1(a), above.

     5.3   Termination as a Result of Death or Total Disability

     In the event of termination of Executive's employment pursuant to subparagraph 4.3, Executive or his estate shall be paid the compensation set forth in clause 5.1(a) and shall not be entitled to any of the benefits under clauses 5.1(b) or 5.1(c) above.

     5.4   "Good Reason"

     "Good reason" shall mean the occurrence of any of the following events, without the consent of the Executive, in connection with or after a "Change of Control" (as defined in Exhibit A hereto and incorporated by reference herein):

           a) a demotion or other material reduction in the nature or status of Executive's responsibilities; provided, however, that a change in the person or office to which Executive reports, without a corresponding reduction in duties, status and responsibilities, shall not constitute "good reason;"

           b)   a non-voluntary reduction in the Executive's annual Base Salary;

           c) requirement by a Successor Company that the Executive relocate his principal place of employment to a location that is more than 50 miles from the principal place of employment where Executive was employed immediately prior to the "Change of Control;" or

           d) the failure of Avenue A to obtain a satisfactory agreement from any Successor Company to assume and perform the obligations under this Agreement; or

           e) requirement by a Successor Company that the Executive travel in excess of 70 full business days per year.

     Nothing in this Agreement shall be interpreted to either restrict or enlarge any common law claim for constructive discharge Executive may otherwise have in the absence of this Agreement.

     5.5   Cause

     Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

           (a) willful misconduct, insubordination, or dishonesty in the performance of Executive's duties or other knowing and material violation of Avenue A's or a Successor Company's policies and procedures in effect from time to time which results in a material adverse effect on Avenue A or a Successor Company;

           (b) willful actions (or intentional failures to act) in bad faith by Executive with respect to Avenue A or a Successor Company that materially impair Avenue A's or a Successor Company's business, goodwill or reputation;

           (c) conviction of Executive of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction;

           (d) current use by the Executive of illegal substances; or

           (e) any material violation by Executive of Executive's
     Confidentiality Agreement with Avenue A.

     5.6   Acceleration in the Event of a Change of Control

     In the event Executive is employed by Avenue A immediately prior to the date of a "Change of Control" (as defined in Exhibit A hereto and incorporated by reference herein), then immediately prior to the Change of Control (1) the number of unvested shares held by Executive at that time that were obtained on exercise of any Avenue A stock options that is equal to the number of such unvested shares that would vest during the one year period immediately after the date of the Change of Control shall automatically vest and be no longer subject to a right of repurchase in favor of Avenue A and (2) the portion of any Avenue A stock options held by Executive at that time that is unvested shall automatically vest in an amount equal to the portion that would vest during the one year period immediately following the Change of Control, in each of the cases of (1) and (2) above assuming that Executive's employment had continued with Avenue A during such one year period. Any acceleration of vesting of stock options or of shares pursuant to the terms of any stock option plan of Avenue A under which any stock option held by Executive is granted (a "Company Stock Option Plan") and any acceleration of vesting pursuant to any option letter agreement for any stock option for Avenue A common stock granted to Executive prior to or after the date of this Agreement (an "Option Agreement") shall not be limited by or be in lieu of the acceleration of vesting provided for pursuant to this Agreement, and any acceleration of vesting provided for pursuant to this Agreement shall not be limited by or be in lieu of any acceleration of vesting provided for pursuant to any Company Stock Option Plan or Option Agreement.

     The acceleration provision of this paragraph shall operate independently of any accelerated vesting benefits, if any, due to Executive under clauses 5.1(c) and 5.2. To illustrate, assume Executive has a four-year vesting schedule. If there were a Change of Control on Executive's one-year anniversary of employment with Avenue A, Executive's unvested options would accelerate one year forward. If, one year later, Executive was terminated without "cause" or if Executive resigned with "good reason," Executive would then be entitled to an additional one-year accelerated vesting. At that point, Executive's option shares would be fully vested even though only two years of the original four-year vesting schedule had passed.

6.   CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION AGREEMENT

     Executive is subject to the terms of the Confidentiality Agreement entered into concurrently with this Agreement and the terms of the Confidentiality Agreement shall survive the termination of Executive's employment with Avenue A.

7.   REPRESENTATIONS AND WARRANTIES; NO VIOLATION

     In order to induce Avenue A to enter into this Agreement, Executive represents and warrants to Avenue A that neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

8.   NOTICE AND CURE OF BREACH

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in subparagraph 5.4 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 14 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 14-day period.

9.   FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

     If to Executive:     James A. Warner
                          3 Fountain Square
                          Larchmont, NY 10538


     Copy to:             Ken Koch
                          Squadron, Ellenoff, Plesent & Sheinfeld
                          551 Fifth Ave.
                          New York, NY 10176


     If to Avenue A:      Avenue A, Inc.
                          506 Second Avenue
                          Seattle, WA  98104
                          Facsimile:  (206) 521-8808
                          Attention:  President and CEO

     Copy to:             Perkins Coie LLP
                          1201 Third Avenue, 48th Floor
                          Seattle, WA  98101-3099
                          Facsimile:  (206) 583-8500
                          Attention:  James Sanders

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

10.  ASSIGNMENT

     This Agreement is personal to Executive and shall not be assignable by Executive. Avenue A may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Avenue A is a party or (b) any corporation, partnership, association or other person to which Avenue A may transfer all or substantially all of the assets and business of Avenue A existing at such time provided Successor assumes in writing the obligations under this Agreement. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

11.  WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

12.  ARBITRATION

     Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in the city of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either
                                 ---------
mutually agreed upon by Avenue A and Executive or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

13.  AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Avenue A and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Avenue A and Executive.

14.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

15.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

16.  HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

17.  COUNTERPARTS

     This Agreement, and any amendment or modification entered into pursuant to paragraph 13 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

18.  ENTIRE AGREEMENT

     This Agreement on and as of the date hereof, together with the Confidentiality Agreement, constitutes the entire agreement between Avenue A and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Avenue A and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                           EXECUTIVE:

                           James A. Warner

                           /s/ James A. Warner
                           --------------------------------

                           Avenue A, Inc.

                           By /s/ Brian McAndrews
                             ------------------------------
                             Brian McAndrews
                             Its President and CEO

                                   EXHIBIT A

1.   Definition of "Change of Control"

     For purposes of the Employment Agreement, a "Change of Control" means any of:

     (i) an event in which any person (including any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) (a "Person"), shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the capital stock of Avenue A, Inc. ("Avenue A") then outstanding; or

     (ii) at any time during which Avenue A has a class of equity securities which is listed on a national securities exchange or an automated quotation system (including, without limitation, the Nasdaq Stock Market) ("publicly traded"), the acquisition by a Person of equity securities representing more than thirty percent (30%) of the combined voting power of the capital stock of Avenue A outstanding as of the date of such transaction (or the first of a series of related transactions), but only if such equity securities were acquired in a transaction or series of related transactions which were not approved by the Board of Directors of Avenue A in office prior to the date of such first acquisition (provided, however that if such Person is entitled, pursuant to Rule 13d-1 under the Exchange Act to file a Form 13G with respect to its holdings of equity securities of Avenue A in lieu of a Form 13D, such event will not constitute a Change of Control unless and until such Person files a Form 13D with respect to such holdings); or

     (iii) at any time during which Avenue A has a class of equity securities which is publicly traded, the acquisition by a Person of equity securities representing more than twenty percent (20%) of the combined voting power of the capital stock of Avenue A outstanding prior to the date of such transaction (or the first of a series of related transactions) in a transaction or series of related transactions which were not approved by the Board of Directors of Avenue A in office prior to the date of such first acquisition, and, within one year thereafter, at least two individuals whose election to the Board of Directors was proposed by such Person are members of the Board of Directors; or

     (iv) the sale or other disposition of all or substantially all of Avenue A's assets, other than to a corporation with respect to which immediately following such sale or disposition (A) securities representing more than sixty percent (60%) of the combined voting power the capital stock of such corporation are then beneficially owned, directly or indirectly, by all or substantially all of the beneficial owners of securities representing the combined voting power of the capital stock of Avenue A (the "Company Voting Securities") immediately prior to such sale or disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of Company Voting Securities, (B) no Person (excluding Avenue A, any employee benefit plan (or related trust) of Avenue A or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, securities representing 33% or more of Company Voting Securities) beneficially owns, directly or indirectly, securities representing 33% or more of the combined voting power of the capital stock of such corporation; and (C) at least a majority of the members of the board of directors of the such corporation were approved by majority of directors of the Incumbent Directors (as defined in subsection (vii))on Avenue A's Board of Directors at the time such transaction was initially approved by Avenue A.

     (v) the reorganization, merger or consolidation of Avenue A with any other corporation or entity, in each case unless immediately following such reorganization, merger or consolidation (A) securities representing more than 60% of the combined voting power of the capital stock of the corporation resulting from such reorganization, merger or consolidation are then beneficially owned, directly, or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership, immediately prior to such reorganization, merger or consolidation, of Company Voting Securities, (B) no Person (excluding Avenue A, any employee benefit plan (or related trust) of Avenue A or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, securities representing 33% or more of Company Voting Securities) beneficially owns, directly or indirectly, securities representing 33% or more of the combined voting power of the corporation resulting from such reorganization, merger or consolidation, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time that the agreement for such reorganization, merger or consolidation was initially executed; or

     (vi)  the dissolution or liquidation of Avenue A; or

     (vii) a change in the composition of the Board of Directors of Avenue A in which a majority of the seats (other than vacant seats) on the Board have been occupied by individuals who were neither (a) nominated by a majority of the Incumbent Directors nor (b) appointed by directors so nominated.

2.   Definition of "Successor Company"

     For purposes of the Employment Agreement, "Successor Company" shall mean any of (i) any corporation that acquires all or substantially all of the assets of Avenue A in a "Change of Control" described in clause (iv) of the definition of "Change of Control" above or (ii) a successor corporation to Avenue A (or parent corporation thereof) resulting from a "Change of Control" of Avenue A described in clause (v) of the definition of "Change of Control" above.

                                   EXHIBIT B
                              WAIVER AND RELEASE

     For and in consideration of the severance payments and benefits set out in the Employment Agreement attached hereto, Executive, on behalf of himself and his agents, heirs, successors and assigns, expressly waives any claims against Avenue A and releases Avenue A (including its officers, directors, stockholders, managers, agents and representatives) from any and all claims, demands, liabilities, damages, obligations, actions or causes of action of any kind, known or unknown, past or present, arising out of, relating to, or in connection with Executive's employment, termination of employment, or the holding of any office with Avenue A or any other related entity. The claims released by Executive include, but are not limited to, claims for defamation, libel, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, or for violation of any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employment Retirement Income Security Program or any other legal limitation on the employment relationship.

     This waiver and release shall not waive or release claims (1) where the events in dispute first arise after execution of this Release; (2) for rights or benefits due under the Employment Agreement attached hereto; or (3) relating to Executive's rights to indemnity as a corporate officer of Employer.

     Executive agrees he has been provided the opportunity to consider for twenty-one (21) days whether to enter into this Release, and has voluntarily chosen to enter into it on this date. Executive may revoke this Release for a period of seven (7) days following the execution of this Release; this Release shall become effective following expiration of this seven (7) day period. This Release shall be effective when signed. Executive acknowledges that he is voluntarily executing this Release, that he has carefully read and fully understands all aspects of this Release and the attached Employment Agreement, that he has not relied upon any representations or statements not set forth herein or made by Avenue A's agents or representatives, that he has been advised to consult with an attorney prior to executing the Release, and that, in fact, he has consulted with an attorney of his choice as to the subject matter and effect of this Release.

 July 20, 2000                                 /s/ James A. Warner
------------------------------                --------------------------------
Date                                          James A. Warner

                                   EXHIBIT C
                           CONFIDENTIALITY AGREEMENT